Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MTR Gaming Group, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-14475), the Registration Statement on Form S-3 (No. 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839), the Registration Statement on Form S-4 (No. 333-105188), the Registration Statement on Form S-4 (No. 333-105528), and the Registration Statements on Form S-8 (Nos. 333-62191, 33-64733, 333-51796, 333-76270 and 333-110920) of our report dated March 21, 2006, with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc., MTR Gaming Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of MTR Gaming Group, Inc., included in this Form 10-K for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania
March 23, 2006